SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)

                    of the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): March 14, 2000

                                CVS CORPORATION
            (Exact name of registrant as specified in its charter)

               Delaware                1-1011               05-0494040
       (State of incorporation)     (Commission           (IRS Employer
                                      File no.)        Identification No.)

                                 One CVS Drive
                        Woonsocket, Rhode Island 02895

          (Address of principal executive offices including zip code)

              Registrant's telephone number, including area code:
                                (401) 765-1500

                                NOT APPLICABLE
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

     CVS Corporation, a Delaware corporation (the "Corporation") has filed its proxy statement on March 10, 2000 which, as result of the inclusion of the treasury shares in the calculation made by the transfer agent, indicated that approximately 402.9 million shares of the Corporation's common stock were outstanding as of the record date. The correct number for the shares outstanding as of the record date is approximately 391.8 million.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             CVS CORPORATION


Date: March 14, 2000                         By:  /s/ David B. Rickard
                                                 ------------------------------
                                             Name:  David B. Rickard
                                             Title: Executive Vice President
                                                    and Chief Financial Officer